UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2010
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 19, 2010, Baker Hughes Incorporated (“Baker Hughes”) entered into a new additional credit agreement among Baker Hughes, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), Citibank, N.A. and Banc of America Securities LLC, as Syndication Agents, and the other lenders identified therein (the “2010 Credit Agreement”). The Administrative Agent, Citigroup Global Markets Inc. and Banc of America Securities LLC acted as Co-Lead Arrangers and Joint Book Managers. Also on March 19, 2010, Baker Hughes terminated the existing 364-day credit agreement among Baker Hughes, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citibank N.A., as Syndication Agent, and the other lenders party thereto dated as of March 30, 2009 and expiring March 29, 2010.
     The 2010 Credit Agreement is a three-year committed $1.2 billion revolving credit facility that expires in March 2013, with $800 million of the revolving credit facility available immediately and the remaining $400 million of such facility available only upon the Administrative Agent’s receipt of evidence that the merger contemplated by that certain Agreement and Plan of Merger dated as of August 30, 2009, by and among Baker Hughes, BSA Acquisition LLC and BJ Services Company (the “Merger Agreement”) has been consummated. Baker Hughes will pay a facility fee on the applicable available amount. The use of the proceeds from the 2010 Credit Agreement is for general corporate purposes.
     The 2010 Credit Agreement contains certain covenants, which, among other things, require the maintenance of a funded indebtedness to total capitalization ratio, restrict certain merger transactions or the sale of all or substantially all of the assets of Baker Hughes or a significant subsidiary and limit the amount of subsidiary indebtedness. Upon the occurrence of certain events of default, Baker Hughes’ obligations under the 2010 Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the 2010 Credit Agreement, covenant defaults and other customary defaults. To the extent Baker Hughes has outstanding commercial paper, its aggregate ability to borrow under the 2010 Credit Agreement and the existing $500 million credit agreement among Baker Hughes, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto dated as of July 7, 2005 and expiring July 7, 2012, is reduced.
     The foregoing description of the 2010 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 2010 Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation.
     The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On March 19, 2010, Baker Hughes held a special meeting of its stockholders at which stockholders voted on a proposal to adjourn the special meeting previously scheduled to approve its pending merger with BJ Services Company (“BJ Services”) pursuant to the Merger Agreement until March 31, 2010 at 9:00 a.m., Central time, at the Plaza Banquet Room located at 2777 Allen Parkway, Houston, Texas. Baker Hughes stockholders approved the adjournment proposal. The votes cast by the proxies on the adjournment proposal presented at the special meeting were 246,793,622 votes in favor, 941,435 votes against and 154,249 votes abstained with no broker non-votes. Baker Hughes’ special meeting of stockholders is scheduled to reconvene on March 31, 2010, at 9:00 a.m., local time, at the Plaza Banquet Room located at 2777 Allen Parkway, Houston, Texas. Proxies will continue to be accepted until the vote is taken at the special meeting on March 31, 2010.
     As of February 11, 2010, the record date, there were 311,902,528 shares issued and outstanding and entitled to vote at the special meeting of stockholders.
     The other proposals described in the definitive joint proxy statement/prospectus dated February 12, 2010 were not submitted for a vote and will be voted on at the reconvened special meeting of stockholders to be held on March 31, 2010.
Item 8.01. Other Events.
     On March 19, 2010, Baker Hughes and BJ Services issued a joint news release announcing that at their respective special meetings of stockholders held today, the stockholders of both companies voted to adjourn their meetings. The respective special meetings of stockholders are scheduled to reconvene on March 31, 2010. The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)
(c)	Exhibits.
               10.1 — Credit Agreement dated as of March 19, 2010, among Baker Hughes Incorporated, JP Morgan Chase Bank, N.A., as Administrative Agent and twenty-one lenders for $1.2 billion, in the aggregate for all banks.
               99.1 — Joint News Release of Baker Hughes Incorporated and BJ Services Company dated March 19, 2010.
Forward-Looking Statements
Except for the historical information set forth in this document, the matters discussed in this document are forward-looking statements that involve certain assumptions and known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially. Such forward-looking statements include, but are not limited to, whether the antitrust authorities will give regulatory clearance to complete the merger at all or without restrictions or conditions that would be detrimental or have a materially adverse effect on the combined company after the merger is completed, whether stockholder approval will be obtained and the merger consummated, and other statements that are not historical facts. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Baker Hughes or BJ Services may not prevail and may incur significant costs in defending or settling any action under the antitrust laws. There can be no assurance that all of the conditions to complete the merger will be satisfied. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the approval of the merger agreement by the stockholders of both parties; the risk that the cost savings and any other synergies from the transaction may not be realized or take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; the outcome of any litigation; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in Baker Hughes’ and BJ

Services’ filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site at www.sec.gov. Except as required by law, neither Baker Hughes nor BJ Services intends to update or revise statements contained in these materials based on new information, future events or otherwise.
Additional Information and Where to Find It
These materials are not a substitute for the Registration Statement that Baker Hughes filed with the SEC in connection with the proposed transaction with BJ Services, or the definitive joint proxy statement/prospectus sent to security holders of Baker Hughes and BJ Services on or about February 16, 2010 seeking their approval of the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BAKER HUGHES AND BJ SERVICES ARE URGED TO CAREFULLY READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS DATED FEBRUARY 12, 2010, WHICH WAS SENT TO SECURITY HOLDERS OF BAKER HUGHES AND BJ SERVICES ON OR ABOUT FEBRUARY 16, 2010, AS IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by Baker Hughes and BJ Services with the SEC at the SEC’s web site at www.sec.gov. This document does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Baker Hughes or BJ Services common stock.
The definitive joint proxy statement/prospectus and such other documents (relating to Baker Hughes) may also be obtained from Baker Hughes for free from Baker Hughes’ web site at www.bakerhughes.com/investor or by directing a request to: Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, TX 77019, Attention: Corporate Secretary, or by phone at (713) 439-8600. The definitive joint proxy statement/prospectus and such other documents (relating to BJ Services) may also be obtained from BJ Services for free from BJ Services’ web site at www.bjservices.com or by directing a request to: BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442, Attention: Investor Relations, or by phone at (713) 462-4239.
Participants in the Solicitation
Baker Hughes, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Baker Hughes’ stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction are contained or incorporated by reference in the joint proxy statement/prospectus filed with the SEC.
BJ Services, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from BJ Services’ stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction are contained or incorporated by reference in the joint proxy statement/prospectus filed with the SEC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: March 19, 2010	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Credit Agreement dated as of March 19, 2010, among Baker Hughes Incorporated, JP Morgan Chase Bank, N.A., as Administrative Agent and twenty-one lenders for $1.2 billion, in the aggregate for all banks.

Exhibit 99.1	Joint News Release of Baker Hughes Incorporated and BJ Services Company dated March 19, 2010.